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   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the caption "Experts" in the Statement of Additional Information included in Pre-Effective Amendment Number 3 to the Registration Statement (Form N-2, 333-118211), and to the inclusion of our report dated October 19, 2004 on the financial statements of RMR F.I.R.E Fund as of October 18, 2004.


                                             /s/ ERNST & YOUNG LLP



Boston, Massachusetts
November 18, 2004